As filed with the Securities and Exchange Commission on September 5, 2012.

File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WATERS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	13-3668640
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

34 Maple Street, Milford, MA 01757

(Address of Principal Executive Office)(Zip Code)

Waters Corporation

2012 Equity Incentive Plan

(Full title of the plan)

Mark T. Beaudouin, Esq.

Waters Corporation

34 Maple Street

Milford, Massachusetts 01757

(Name and address of agent for service)

508-478-2000

(Telephone number, including area code, for agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock (par value $0.01 per share)	6,301,209	$77.78	$490,108,036.02	$56,166.38
TOTAL:	6,301,209		$490,108,036.02	$56,166.38

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Waters Corporation 2012 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of Waters Corporation.
(2)	The proposed maximum offering price of $77.78 per share, which is the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on August 28, 2012, is set forth solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I is included in documents sent or given by Waters Corporation (the “Registrant”) to the participants in the Waters Corporation 2012 Equity Incentive Plan (the “Plan”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Commission on February 24, 2012;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012, filed with the Commission on May 4, 2012 and August 3, 2012, respectively;

(c)	The Registrant’s Current Reports on Form 8-K filed on May 11, 2012 and August 13, 2012;

(d)	All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 2011; and

(e)	The description of the Registrant’s common stock contained in the registration statement on Form 8-A filed with the Commission on October 17, 1995, including any amendments or reports filed for the purpose of updating that description.

In addition, all documents filed with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware (the “Corporation Law”) permits indemnification of directors, officers, employees and agents of corporations under certain conditions and subject to certain limitations. The Registrant’s certificate of incorporation, as amended, provides for the indemnification of directors and officers of the Registrant to the fullest extent permitted by Section 145.

In addition, the by-laws of the Registrant provide that the Registrant shall indemnify to the fullest extent authorized by law any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer, employee or agent of the Registrant or is or was serving, at the request of the Registrant, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

In addition, pursuant to certain Indemnification Agreements between the Registrant and its directors and executive officers, the Registrant agreed to indemnify such directors and executive officers to the fullest extent permitted by the laws of the State of Delaware. Among other things, the Indemnification Agreements provide indemnification procedures, advancement of expenses during proceedings subject to indemnification and mechanisms for reviewing executive conduct in connection with a claim for indemnification.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit Number	Exhibit Description

4.1	Waters Corporation 2012 Equity Incentive Plan

5.1	Opinion of Bingham McCutchen LLP with respect to the legality of the shares being registered

23.1	Consent of PricewaterhouseCoopers LLP, an Independent Registered Public Accounting Firm

23.2	Consent of Bingham McCutchen LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in signature page hereto)

Item 9.	Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (“Securities Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the city of Milford, Massachusetts, on the 5th day of September, 2012.

WATERS CORPORATION

By:	/s/ John Ornell
Name: John Ornell
Title: Vice President, Finance and Administration and Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of the Registrant, hereby severally constitute and appoint Douglas A. Berthiaume and Mark T. Beaudouin, and all or any one of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of the 5th day of September, 2012.

Signature	Title

/s/ Douglas A. Berthiaume	Chairman of the Board of Directors, President and
Douglas A. Berthiaume	Chief Executive Officer;
(Principal Executive Officer)

/s/ John Ornell	Vice President, Finance and Administration and
John Ornell	Chief Financial Officer
(Principal Accounting and Financial Officer)

/s/ Joshua Bekenstein	Director
Joshua Bekenstein

/s/ Dr. Michael J. Berendt	Director
Dr. Michael J. Berendt

/s/ Edward W. Conard	Director
Edward W. Conard

/s/ Dr. Laurie H. Glimcher	Director
Dr. Laurie H. Glimcher

/s/ Christopher A. Kuebler	Director
Christopher A. Kuebler

/s/ William J. Miller	Director
William J. Miller

/s/ JoAnn A. Reed	Director
JoAnn A. Reed

/s/ Thomas P. Salice	Director
Thomas P. Salice

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	Waters Corporation 2012 Equity Incentive Plan

5.1	Opinion of Bingham McCutchen LLP with respect to the legality of the shares being registered

23.1	Consent of PricewaterhouseCoopers LLP, an Independent Registered Public Accounting Firm

23.2	Consent of Bingham McCutchen LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in signature page hereto)